Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

MGM Resorts International

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.01(1)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)

	Debt	Debt Securities(1)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)

	Debt	Guarantees of Debt Securities(1)	Rule 456(b) and Rule 457(r)	(4)	(2)	(2)	(4)	(4)

	Other	Warrants(1)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)

	Other	Units(1)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)

	Other	Rights to Purchase Common Stock(1)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)

	Other	Securities Purchase Contracts(1)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)

Omitted pursuant to Instruction 2.A.iii.b. to Item 16(b) of Form S-3. There are being registered under this Registration Statement such indeterminate principal amount or number of shares of common stock, debt securities, guarantees of debt securities, warrants, units, rights to purchase common stock and securities purchase contracts as may be sold by the registrants or by selling securityholders from time to time. Pursuant to Rule 457(i) under the Securities Act, the securities registered hereunder also include such indeterminate number of shares of common stock as may be issued upon conversion or exchange of any debt securities registered hereunder that provide for conversion or exchange or upon exercise of warrants. No separate consideration will be received for the common stock issued upon such conversion or exchange. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, anti-dilution adjustments, stock dividends, or similar transactions.

(3)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee. Any additional registration fees will be paid subsequently on a pay-as-you-go basis.

(4)

The guarantees of debt securities will be issued by one or more of the registrants identified in the “Table of Additional Registrants” of the Registration Statement and will be issued without additional consideration. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable in respect of the registration of the guarantees.